PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735
To  vote  by  Internet

1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Go  to  website  www.proxyvote.com
3)  Follow the instructions provided on the website.

To  vote  by  Telephone

1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Call 1-800-690-6903
3)  Follow  the  instructions.

To  vote  by  Mail

1)  Read the Proxy Statement.
2)  Check the appropriate boxes on the proxy card below.
3)  Sign and date the proxy card.
4)  Return the proxy card in the envelope provided.

Note: If you vote by Internet or Telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	<xxxxx>3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OLD MUTUAL DWIGHT INTERMEDIATE FIXED INCOME FUND (the “Target
Fund”) AN INVESTMENT PORTFOLIO OF OLD MUTUAL FUNDS II

This proxy is solicited by the Board of Trustees, which recommends voting "FOR" this proposal.

For Against Abstain

1.To approve an Agreement and Plan of Reorganization between the Target Fund and Touchstone Core Bond Fund (the “Acquiring Fund”),  a series of the Touchstone Investment Trust, providing for: (a) the acquisition of all of the assets and assumption of stated liabilities of the Target Fund by the Acquiring Fund in exchange for shares of a corresponding class of the Acquiring Fund; (b) the distribution of such shares  to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund.
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PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please vote, sign and date this proxy card and return it in the enclosed envelope

Please sign this proxy exactly as shareholder name appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Joint Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.

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OLD MUTUAL FUNDS

OLD MUTUAL DWIGHT INTERMEDIATE FIXED INCOME FUND

NOTICE OF JOINT SPECIAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 10, 2012

The undersigned shareholder of Old Mutual Dwight Intermediate Fixed Income Fund (the "Fund"), an investment portfolio of Old Mutual Funds II, hereby appoints Julian F. Sluyters and Kathryn L. Santoro, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote as indicated below, all of the shares of beneficial interest of the Fund standing in the name of the undersigned at the close of business on November 14, 2011, at the Joint Special Meeting of Shareholders (the "Meeting") to be held at the offices of Old Mutual Capital, Inc. located at 4643 South Ulster Street, Suite 700, Denver, Colorado 80237 on February 10, 2012 at 10:00 a.m. Mountain Time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the Meeting.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL OUTLINED ON THE REVERSE SIDE. IF SIGNED AND DATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL UNLESS OTHERWISE INDICATED ON THE REVERSE.

PLEASE SIGN ON REVERSE SIDE